UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2005

THE COLONIAL BANCGROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-13508	63-0661573
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Commerce Street

Montgomery, Alabama 36104

(Address of principal executive offices)

(334) 240-5000

(Registrant’s phone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

After the close of business on January 14, 2005, The Colonial BancGroup, Inc. (“BancGroup”) entered into an Agreement and Plan of Merger by and between BancGroup and FFLC Bancorp, Inc. (“FFLC”) providing for the merger of FFLC with and into BancGroup. BancGroup expects to pay an aggregate consideration of approximately $232 million for the merger. FFLC share holders will elect either two shares of BancGroup stock or $42.00 in cash for each FFLC share they own. The cash consideration will be capped at 35% of the transaction. An over-election of cash will result in a pro rata distribution of stock. BancGroup has agreed to indemnify certain officers and directors of FFLC for a period of time after the closing. The proposed transaction is subject to customary closing conditions, including receipt of all necessary regulatory approvals and the approval of the FFLC shareholders. The transaction is described in greater detail in a press release, which is attached hereto as Exhibit 99.1

BancGroup is furnishing this Current Report on Form 8-K in connection with execution of a definitive agreement to acquire FFLC Bancorp, Inc. Neither this report nor any exhibit hereto constitutes an offer to sell any securities. The shareholders of FFLC shall receive and are urged to read the Prospectus-Proxy Statement that will be filed with the Securities and Exchange Commission as it will contain information that will be important to their investment decision. After they are filed with the SEC, these documents shall also be available at the SEC’s website at www.sec.gov. The press release attached as Exhibit 99.1 contains “forward-looking statements” within the meaning of the federal securities laws. The forward-looking statements in the press release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: (i) an inability of the company to realize elements of its strategic plans for 2005 and beyond; (ii) increases in competitive pressure in the banking industry; (iii) general economic conditions, either nationally or regionally, that are less favorable than expected; (iv) expected cost savings from recent and acquisitions are not fully realized; (v) changes in the interest rate environment which reduce margins; (vi) management’s assumptions regarding allowance for loan losses may not be borne out by subsequent events; and (vii) changes which may occur in the regulatory environment. When used in this presentation, the words “believes,” “estimates,” “plans,” “expects,” “should,” “may,” “might,” “outlook,” and “anticipates,” and similar expressions as they relate to BancGroup (including its subsidiaries) or its management are intended to identify forward-looking statements. Forward-looking statements speak only as to the date they are made. BancGroup does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Item 9.01	Financial Statements and Exhibits

The following exhibit is furnished as Regulation FD Disclosure to this Current Report on Form 8-K:

Exhibit No.	Exhibit

99.1	Press Release announcing the merger of FFLC Bancorp, Inc. with and into The Colonial Bancgroup, Inc.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE COLONIAL BANCGROUP, INC.

By:	/s/ SHEILA MOODY
Sheila Moody
Chief Accounting Officer

Date: January 18, 2005